Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement No. 33-45961 on Form N-1A of our report dated August 15, 2008, relating to the financial statements and financial highlights of Waddell & Reed Advisors Tax-Managed Equity Fund (formerly, Waddell & Reed Advisors Tax-Managed Equity Fund, Inc.), appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Tax-Managed Equity Fund, Inc. for the fiscal year ended June 30, 2008. We also consent to the incorporation by reference in this Registration Statement of our report dated November 17, 2008, relating to the financial statements and financial highlights of Waddell & Reed Advisors Municipal High Income Fund (formerly, Waddell & Reed Advisors Municipal High Income Fund, Inc.), appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Municipal High Income Fund, Inc. for the fiscal year ended September 30, 2008. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Investment Advisory and Other Services -- Custodial and Auditing Services" and "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

Deloitte & Touche LLP

Kansas City, Missouri
May 13, 2009